UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 17, 2007

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

205-940-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2007 Saks Incorporated (“the Company”) and R. Brad Martin entered into an Agreement dated as of April 19, 2007 (the “Martin Agreement”) pursuant to which Mr. Martin will resign, effective as of May 4, 2007, as Chairman of the Board and as a member of the Board of Directors of the Company. Pursuant to the terms of the Martin Agreement, the Company is making the payments and providing the benefits described below in satisfaction of its obligations to Mr. Martin pursuant to the Employment Agreement between the Company and Mr. Martin dated December 8, 2004 (the “Martin Employment Agreement”), and the Martin Employment Agreement will terminate on May 4, 2007. The Company’s April 19, 2007 news release regarding Mr. Martin is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item.

The following is a summary of the material terms of the Martin Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference into this Item. The summary is qualified in its entirety by reference to the full text of the Martin Agreement, which provides as follows: (1) the Company will pay to Mr. Martin (a) his accrued salary and vacation pay and the balance of his deferred compensation account, (b) $2,070,000 in complete compromise and settlement of the severance payment provided in the Martin Employment Agreement, (c) $404,627, being the present value of the remaining payments to be made in lieu of the Company’s split-dollar insurance obligation to Mr. Martin, and (d) $350,000 in lieu of reimbursement of Mr. Martin for the reasonable costs of an office and full time secretary for the three-year period following Mr. Martin’s termination of employment; (2) in accordance with the terms of the benefit plans of the Company and determinations made by the Human Resources Committee of the Company’s Board of Directors (the “Committee”) (a) the Company will pay to Mr. Martin the annual cash bonus he earned for the Company’s 2006 fiscal year, (b) the Company will deliver to Mr. Martin the performance shares earned by Mr. Martin, (c) 10,000 shares of unvested restricted stock will become fully vested, and (d) Mr. Martin’s 30,128 vested stock options will be exercisable until January 31, 2008; (3) the Company will offer Mr. Martin (a) after November 5, 2007, upon Mr. Martin’s request, participation in the Company’s health plans, with family coverage, during Mr. Martin’s lifetime and following his death for his spouse and children under age 21 for one additional year, and (b) associate discount privileges during Mr. Martin’s lifetime; (4) if any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to Mr. Martin with respect to such tax; (5) Mr. Martin will maintain the confidentiality of the Company’s proprietary and confidential information; (6) for two years following termination, Mr. Martin will not engage in specified categories of associations with specified competitors, will not publicly disparage the Company or its officers, directors or employees, and will not solicit any employee of the Company to leave that employment or induce a customer, supplier or vendor of the Company to cease its relationship with the Company; (7) if Mr. Martin engages in a prohibited association with a competitor, he will forfeit all unexercised, unearned and unpaid awards under incentive plans and if he engages in such an association within six months following his termination of employment, he will be required to pay to the Company amounts he realized on the exercise of stock options, and the value of restricted stock and performance shares that vested, during the period beginning six months prior to such termination of employment; (8) the Company will not publicly disparage Mr. Martin; (9) for a period of two years following his termination of employment, Mr. Martin will reasonably cooperate in good faith with the Company as and when requested by the Company’s Chief Executive Officer, including with regard to all existing and future litigation and investigations, and the Company will reimburse Mr. Martin for his reasonable out-of-pocket expenses and pay Mr. Martin for his services at the rate of $4,000 per day for any day devoted to such cooperation in excess of 25 days; (10) Mr. Martin and the Company will each execute and deliver a release; (11) except for the Company’s right to an injunction to prevent any violation of Mr. Martin’s covenants with respect to non-competition, non-solicitation, confidentiality and non-disparagement, all disputes and controversies between the Company and Mr. Martin, whether relating to the Martin Employment Agreement or otherwise, will be settled by arbitration.

On April 17, 2007 the Company announced that Kevin G. Wills, 41, the Company’s Executive Vice President of Finance and Chief Accounting Officer since May 13, 2005, has been appointed the Company’s Executive Vice President and Chief Financial Officer effective May 4, 2007. See Item 5.02 of the Company’s Current Report on Form 8-K filed on May 18, 2005 for a description of Mr. Wills’s business experience during the past five years prior to his appointment as the Company’s Executive Vice President of Finance and Chief Accounting Officer on May 13, 2005. The Company’s April 17, 2007 news release regarding Mr. Wills’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated by reference into this Item.

On April 17, 2007 the Company and Mr. Wills entered into an Employment Agreement dated April 17, 2007 (the “Wills Employment Agreement”). The following is a description of the material terms of the Wills Employment Agreement: (1) the Wills Employment Agreement has no term; (2) base salary of not less than $600,000 per year; (3) Mr. Wills is eligible for a yearly cash bonus, which at the target level is 60% of base salary, with a $150,000 guaranteed minimum bonus for the Company’s 2007 fiscal year; (4) until November 2009 Mr. Wills will be reimbursed for the costs (grossed up for taxes) of temporary housing in New York City and air travel to and from Birmingham, Alabama; (5) the Company will award Mr. Wills 13,125 performance shares, 13,125 stock options, and 75,000 phantom shares, and 10,000 currently unvested shares of restricted stock are cancelled; (6) in consideration of Mr. Wills’s execution and delivery of the Wills Employment Agreement and the cancellation of his prior Employment Agreement dated June 8, 2006, which Mr. Wills acknowledges has been satisfied in full, the Company will make a one-time payment to Mr. Wills of $2,127,921 within five business days after the date of the Wills Employment Agreement; (7) the Company may terminate the Wills Employment Agreement at any time without cause and Mr. Wills may terminate the Wills Employment Agreement for good reason; (8) “good reason” is defined as (a) a mandatory relocation of Mr. Wills’s principal place of employment from the New York, New York area or Mr. Wills experiences an employment action that reasonably would be deemed to be a demotion, (b) in anticipation of a change in control, Mr. Wills experiences a reduction in his duties or status, or (c) Mr. Wills terminates his own employment at any time following a change in control; (9) if termination without cause occurs prior to and not in anticipation of a change in control, or Mr. Wills terminates his own employment for the good reason described in clause 8(a) above, then (a) the Company will pay Mr. Wills an amount equal to two times base salary and one times target bonus potential, and (b) all unvested phantom share, unvested stock option, and unvested restricted stock awards will vest on a prorata basis and all earned but unvested performance share awards will fully vest; (10) if termination without cause occurs in anticipation of, or upon or following, a change in control or Mr. Wills terminates his own employment for good reason described in clause 8(b) or 8(c) above, the Company will pay Mr. Wills an amount equal to three times his base salary (two times if termination occurs after the date of the Wills Employment Agreement) and one times target bonus potential, and (b) all unvested phantom share, unvested stock option, unvested restricted stock, and earned but unvested performance share awards, and the target amount of unearned and unvested performance share awards, will fully vest; (11) upon the termination by the Company of Mr. Wills’s employment without cause, or if Mr. Wills terminates his own employment for good reason, he will be entitled to (A) participate in the same manner as an associate in the Company’s health plans with family coverage for 18 months from the date of termination unless he obtains through subsequent employment equivalent medical coverage, and the Company will reimburse him for COBRA costs less normal associate costs and, if Mr. Wills has not obtained equivalent medical coverage at the end of the 18-month period, the Company will pay to him a lump sum amount, not to exceed $250,000, sufficient to enable him obtain equivalent medical coverage for an additional 18-month period, and he will repay any unused portion of such amount if he obtains through subsequent employment equivalent medical coverage during the additional 18-month period, (B) outplacement services for a six-month period, and (C) the normal associate discount in effect from time to time applicable to active associates of the Company or its successors; (12) if termination without cause occurs or if Mr. Wills terminates his employment for good reason, Mr. Wills will be entitled to a severance payment under the Company’s 2000 Change of Control and Material Transaction Severance Plan if the plan provides for a larger severance payment than that provided by the Wills Employment Agreement and Mr. Wills waives his right to a severance payment under the Wills Employment Agreement; (13) if Mr. Wills violates the non-competition requirements of the Wills Employment Agreement the Company’s obligation to make a severance payment would terminate; (14) if any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to Mr. Wills with respect to such tax if the severance payment subject to the excise tax exceeds a specified threshold; (15) the Company may terminate the Wills Employment Agreement for cause in which event no base salary, bonus, or severance payment will be paid to Mr. Wills following termination; (16) for purposes of the Wills Employment Agreement, “cause” means (a) conviction of Mr. Wills for, or Mr. Wills’s plea of guilty or nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, or embezzlement that discredits the Company or is detrimental to the reputation or goodwill of the Company, (b) commission of any material act of fraud or dishonesty by Mr. Wills against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company, if first Mr. Wills is provided with written notice of the claim and with an opportunity to contest it before the Board of Directors, (c) Mr. Wills’s violation of the Company’s Code of Business Conduct and Ethics, which violation Mr. Wills knows or reasonably should know could reasonably be expected to materially discredit the Company or be materially detrimental to the reputation or goodwill of the Company, if first Mr. Wills is provided with written notice of the violation and with an opportunity to contest it before the Board of Directors, or (d) Mr. Wills’s continual and material breach of Mr. Wills’s obligations under the Wills Employment Agreement to serve the Company diligently, as determined by the Committee after Mr. Wills has been given written notice of the breach and a reasonable opportunity to cure the breach; (17) if Mr. Wills’s employment terminates due to Mr. Wills’s death, Mr. Wills’s estate will be entitled to the benefits provided by the Company’s benefit plans; (18) if Mr. Wills becomes disabled, Mr. Wills’s employment will continue for a period of 12 months and Mr. Wills will continue to receive during such period all payments and benefits provided by the Wills Employment Agreement, including payments and benefits payable upon termination of Mr. Wills’s employment, less all disability payments received pursuant to the Company’s disability plans, and if Mr. Wills’s disability continues after the end of the 12-month period, the Company may terminate Mr. Wills’s employment for disability and Mr. Wills will be entitled to the benefits provided by the Company’s benefit plans (but no severance payment or benefit); (19) Mr. Wills will maintain the confidentiality of the Company’s proprietary and confidential information; (20) for one year following termination Mr. Wills will not engage in specified categories of associations with specified competitors, will not disparage the Company, and will not solicit any employee of the Company to leave that employment; (21) except for the Company’s right to an injunction to prevent any violation of Mr. Wills’s covenants with respect to non-competition, non-solicitation, confidentiality and non-disparagement, all disputes and controversies between the Company and Mr. Wills, whether relating to Mr. Wills’s Wills Employment Agreement or otherwise, will be settled by arbitration; (22) if Mr. Wills brings an action to enforce his rights under the Wills Employment Agreement, the Company will reimburse Mr. Wills for his costs, including attorney’s fees, incurred, with interest thereon, provided that if such action includes a finding denying Mr. Wills’s claims in total, Mr. Wills will be required to reimburse the Company over a 12-month period; (23) Mr. Wills will reasonably cooperate in good faith with the Company as and when requested by the Company with regard to all current and future internal and government inquiries and investigations, litigation and administrative agency proceedings, and other legal or accounting matters and, following termination of the Wills Employment Agreement, the Company will reimburse Mr. Wills for his reasonable out-of-pocket expenses and, except in specified situations, pay Mr. Wills $375 per hour for his services; (24) if Mr. Wills engages in a prohibited association with a competitor, he will forfeit all unexercised, unearned and unpaid awards under incentive plans and if he engages in such an association within six months following his termination of employment, he will be required to pay to the Company amounts he realized on the exercise of stock options, and the value of restricted stock and performance shares that vested, during the period beginning six months prior to such termination of employment; and (25) the Company may assign its obligations under the Wills Employment Agreements to any acquirer of, or other successor to, all or substantially all of the business of the Company (whether direct or indirect, by purchase of assets or the Company’s common stock, merger, consolidation or otherwise) if the successor agrees to assume and perform unconditionally the Company’s obligations under the Wills Employment Agreement.

The Wills Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 99.4 and is incorporated by reference into this Item. The description of the Wills Employment Agreement in this Item is qualified in its entirety by reference to the full text of the Wills Employment Agreement.

Item 5.03	Amendments to Articles of Incorporation or bylaws; Change in Fiscal Year.

On April 17, 2007, the Company’s Board of Directors approved amendments to Article III of the Company’s Amended and Restated Charter and Article I, Section 2 of the Company’s Amended and Restated Bylaws. The amendments change the address and location of the Company’s principal office from 750 Lakeshore Parkway, Birmingham, Alabama to 12 East 49th Street, New York, New York 10017. The amendment to the Company’s Amended and Restated Bylaws became effective on April 17, 2007 and the amendment to the Company’s Amended and Restated Charter will become effective upon the filing of Articles of Amendment with the State of Tennessee Department of State, which the Company expects will occur on or soon after April 19, 2007. The Amended and Restated Charter and the Amended and Restated Bylaws, as amended as described in this Item, are attached to this Current Report on Form 8-K as Exhibits 99.5 and 99.6 and are incorporated by reference into this Item.

Item 8.01	Other Events.

On April 19, 2007 the Company announced that its Board of Directors has appointed Chief Executive Officer Stephen I. Sadove as Chairman of the Board to take effect upon the retirement of R. Brad Martin, the Company’s current Chairman of the Board. The Company’s April 19, 2007 news release regarding Mr. Sadove’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News release dated April 19, 2007 concerning R. Brad Martin and Stephen I. Sadove

99.2	Agreement dated April 19, 2007 between the Company and R. Brad Martin

99.3	News release dated April 17, 2007 concerning Kevin G. Wills

99.4	Employment Agreement dated April 17, 2007 between the Company and Kevin G. Wills

99.5	Amended and Restated Charter, as amended

99.6	Amended and Restated Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: April 19, 2007	/s/ Charles J. Hansen
Executive Vice President and General Counsel